EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139016 on Form S-3 of our reports dated November 19, 2007, relating to the financial statements of streetTRACKS® Gold Trust and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of streetTRACKS® Gold Trust for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

New York, New York
November 19, 2007